Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement and related prospectus on Form S-3 (File No. 333-163030) of LTX-Credence Corporation, and in the Registration Statements on Forms S-8 (File No. 2-77475, File No. 2-90698, File No. 33-7018, File No. 33-14179, File No. 33-32140, File No. 33-32141, File No. 33-33614, File No. 33-38674, File No. 33-38675, File No. 33-51683, File No. 33-51685, File No. 33-57457, File No. 33-57459, File No. 33-65245, File No. 33-65247, File No. 333-48363, File No. 333-48341, File No. 333-71455, File No. 333-30972, File No. 333-54230, File No. 333-75734, File No. 333-102051, File No. 333-106163, File No. 333-111814, File No. 333-121379, File No. 333-147977, File No. 333-153548, File No. 333-152426 and File 333-160915) pertaining to the STI 2000 Stock Option Plan, 2001 Stock Plan, 1999 Stock Plan, 1993 Employees’ Stock Purchase Plan, 1995 LTX (Europe) Ltd. Approved Stock Option Plan, 1990 Stock Option Plan, 1990 Incentive Stock Option Plan, 1990 Employees’ Stock Purchase Plan, 1983 Employees’ Stock Purchase Plan, 1983 Non-Qualified Stock Option Plan, 1981 Incentive Stock Option Plan, 2004 Employee Stock Purchase Plan, 2004 Stock Plan, Credence Systems Corporation 2005 Stock Incentive Plan and Amended and Restated LTX-Credence Corporation 2004 Employee Stock Purchase Plan of LTX-Credence Corporation, of our report dated October 14, 2009, except for the effect of the one-for-three reverse stock split disclosed in Note 1, as to which the date is October 14, 2010, with respect to the 2009 and 2008 consolidated financial statements and schedule of LTX-Credence Corporation included in the Annual Report (Form 10-K) for the year ended July 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 14, 2010